UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported)
                                 June 20, 2002

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                        Commission File Number: 1-9982

                            BAYOU STEEL CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                                      72-1125783
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

       138 Highway 3217
         P.O. Box 5000
      LaPlace, Louisiana                                    70069
(Address of Principal Executive Offices)                 (Zip Code)

      Registrant's telephone number, including area code: (985) 652-4900

                                NOT APPLICABLE
          (Former name or former address, if changed since last report

Item 4.  Changes in Registrant's Certifying Accountant

      Arthur Andersen LLP was previously the principal accountant for the Company. On June 20, 2002, that firm's appointment as principal accountant was terminated.

      In connection with the audits of the two fiscal years ended September 30, 2001 and 2000, and during the subsequent interim period through June 20, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of Arthur Andersen LLP on the consolidated financial statements of Bayou Steel Corporation as of and for the years ended September 30, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Arthur Andersen LLP is attached as Exhibit 16.

      As of June 20, 2002, Ernst & Young LLP was engaged as principal accountant. The decision to change accountants was approved by the audit committee and the board of directors. During the two fiscal years ended September 30, 2001 and 2000, and the subsequent interim period through June 20, 2002, the Company did not consult with Ernst & Young LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

             Exhibit 16 - Letter dated June 20, 2002, from Arthur Andersen LLP to the Securities and Exchange Commission regarding change in certifying accountant.


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

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYOU STEEL CORPORATION
      (Registrant)

By  /s/ Richard J. Gonzalez
   ---------------------------------
   Richard J. Gonzalez,
   Vice President, Chief Financial Officer,
   Treasurer and Secretary

Date: June 20, 2002


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                               INDEX TO EXHIBITS

                                                                          Page
Exhibit                                                                  Number

  16        Letter dated June 20, 2002, from Arthur Andersen LLP to         5
            the Securities and Exchange Commission regarding change in certifying accountant.


                                    Page 4